Exhibit 21.1

Subsidiaries of Enlight Renewable Energy Ltd.

Name	State or Other Jurisdiction of Incorporation or Organization
Clenera Holdings, LLC	Delaware
Clenera DevCo, LLC	Delaware
Clenera, LLC	Nevada
Vjetroelektrana Lukovac d.o.o. za Proizvodnju Električne Energije	Croatia
SE Kolarina d.o.o.	Croatia
SE Raštević d.o.o.	Croatia
SE Benkovac d.o.o.	Croatia
AUREUS SOLIS d.o.o.	Croatia
MO-BO Energija d.o.o.	Croatia
Enlight Eshkol Vered Cyprus Limited	Cyprus
NEG Nordic Energies - GermanyVerwaltungsgesellschaft mbH	Germany
NEG Nordic Energies - Germany GmbH & Co. KG	Germany
Megujulohaz Kft.	Hungary
Danuba Energies Kft.	Hungary
Iberian Energies Kft.	Hungary
Nordic Energies Kft.	Hungary
Enlight EU energies Kft.	Hungary
Raaba ACDC	Hungary
Movilim Renewable Energies EU Ltd.	Hungary
Raaba Green Ltd.	Hungary
Raaba Flow Korlátolt Felelősségű Társaság	Hungary
Enlight Energy Ireland Limited	Ireland
Tullynamoyle Wind Farm 3 Limited	Ireland
Enlight Revivim Ein Gedi Management Ltd	Israel
Eshkol Ella-Kramim-Enlight, Limited Partnership	Israel
Eshkol Brosh-Idan-Enlight, Limited Partnership	Israel
Eshkol Zait -Zait Yarok-Enlight, L.P.	Israel
Sde Nehemia-Enlight, Limited Partnership	Israel
Talmey Bilu Green Energies Ltd	Israel
Enlight-Eshkol Ella, Limited Partnership	Israel
Enlight-Eshkol Brosh, Limited Partnership	Israel
Enlight Eshkol Geffen, Limited Partnership	Israel
Enlight Eshkol Hadas, Limited Partnership	Israel
Enlight Eshkol Vered, Limited Partnership	Israel
Enlight Movilim, Limited Partnership	Israel
Enlight-Eshkol Zait, Limited Partnership	Israel
Hadar-Enlight, Limited Partnership	Israel
Ruah Avigail-Enlight, Limited Partnership	Israel
Ruah Hanan-Enlight, Limited Partnership	Israel
Enlight Yanuach Wind Energy 1 LP	Israel
Enlight Yanuach Wind Energy 2 LP	Israel
Enlight Kisra Wind Energy LP	Israel
Hila-Enlight, Limited Partnership	Israel
Enlight-Eshkol Mimun Green, Limited Partnership	Israel
Enlight-Eshkol Mimun, L.P.	Israel

Movilim Management Enlight M.A. Ltd.	Israel
Mivtahim Green Energies Ltd	Israel
Eshkol Havazelet - Halutzyut Enlight L.P.	Israel
M.A. Movilim Renewable Energies, Limited Partnership	Israel
Greenlight Wind, Limited Partnership	Israel
Enlight Kramim, Limited Partnership	Israel
Enlight Kidmat Tzvi, Limited Partnership	Israel
Orsol Energy 3 (A.A) LP	Israel
Enlight Eshkol Dekel Limited Partnership	Israel
A.N. Faran Solar, Limited Partnership	Israel
Enlight Faran Management Ltd	Israel
Enlight Kidmat Tzvi Management Ltd	Israel
Emek Habacha Wind Energy Ltd.	Israel
Enlight Eshkol Havazelet, L.P.	Israel
Enlight Shdema Ltd	Israel
Tlamim-Enlight Renewable Energy, Limited Partnership	Israel
Eshkol Gefen-Barbur-Enlight, Limited Partnership	Israel
Netic Energies - Alternative Electrical Energies Ltd	Israel
Perot Hagolan – Enlight LP	Israel
Talmei Yafeh Sun, Limited Partnership	Israel
Dorot Sun, Limited Partnership	Israel
Talmei Yafeh Power Ltd	Israel
Dorot Solar Power Ltd	Israel
Enlight - Shira Holdings Ltd	Israel
Enilght Assets Ltd	Israel
Nurit – Enlight, Limited Partnership	Israel
Ruah Harduf-Enlight, Limited Partnership	Israel
Tlamim Enlight Ltd	Israel
Enlight - Beit Rimon Management Ltd	Israel
Israeli Wind Energy A.R. Ltd	Israel

Enlight Beit Shikma, Limited Partnership	Israel
Enlight Nofar Energy, Limited Partnership	Israel
Enlight Kramim Management Ltd	Israel
Enlight Ravivim Ltd	Israel
Ruah Shikma – Enlight, Limited Partnership	Israel
Enlight - Aveeram Enterprise, Limited Partnership	Israel
Karmey Haruah, Limited Partnership	Israel
Ruach Beresheet, Limited Partnership	Israel
E.A Avital Wind Energy Ltd	Israel
E.A. Alon Wind Energy Ltd	Israel
E.A. Sapir Wind Energy Ltd	Israel
Enlight-Aviram Wind Initiatives LP	Israel
Enlight- Yatir Wind Initiatives Ltd	Israel
Maale Gilboa - Enlight Holdings Ltd	Israel
Gilboa 1 Enlight-Aveeram, Limited Partnership	Israel
E.A. Lavi Wind, Limited Partnership	Israel
Winds Valley, Limited Partnership	Israel
A.E. Shikma Wind Energy Ltd	Israel
Kadarim Enlight Management Ltd	Israel
Kadarim Enlight Solar, Limited Partnership	Israel
Enlight Eco 4, Limited Partnership	Israel
Enlight - Shaked Management Ltd	Israel
Enlight Beit Ha-Shita Management Ltd	Israel
Enlight Beit Ha-Shita Solar Energy, Limited Partnership	Israel
Enlight - Management Kosovo Ltd	Israel
Danuba Power, Limited Partnership	Israel
Enlight - Shomria Management Ltd	Israel
Enlight - Shomria Solar, Limited Partnership	Israel
The Iberian Wind, Limited Partnership	Israel
Enlight - Management Spain Ltd	Israel

Enlight Tamar Ltd	Israel
Enlight - Management Sweden Ltd	Israel
Nordic Wind, Limited Partnership	Israel
Mey Golan - Enlight Management Ltd	Israel
Mey Golan - Enlight Floating Energy, Limited Partnership	Israel
Enlight Eco 1, Limited Partnership	Israel
Enlight Eco 2, Limited Partnership	Israel
Enlight Eco 3, Limited Partnership	Israel
Summer Flow, LP	Israel
Enlight - Eshkol Mimun Blue, Limited Partnership	Israel
Orsun Energy 3, LP	Israel
Orsun 3 Ltd	Israel
Enlight Tkuma Management Ltd	Israel
Enlight Tkuma Renewable Energy, Limited Partnership	Israel
Enlight Lilach, Limited Partnership	Israel
Core Capital Management Ltd	Israel
Enlight Fruits Of The Sun, Limited Partnership	Israel
Enlight Iris, Limited Partnership	Israel
Enlight Ein Habesor Management Ltd	Israel
Enlight Ein Habesor, LP	Israel
Enlight Maccabi Management Ltd	Israel
Enlight Maccabi, Limited Partnership	Israel
Enlight-Hartzit, Limited Partnership	Israel
Enlight Sde Nitzan Management Ltd	Israel
Enlight Sde Nitzan, LP	Israel
Enlight Revivim Renewable Energy, Limited Partnership	Israel
Enlight Revivim Management Ltd	Israel
Enlight Maccabi 2, Limited Partnership	Israel
E.N. Nir Akiva Management Ltd	Israel
Bananot Hahof Enlight Management Ltd	Israel

Bananot Hahof Enlight, Limited Partnership	Israel
Enlight Revivim Ein Gedi, Limited Partnership	Israel
E.N. Mahanayim Management Ltd	Israel
Enlight Reim Management Ltd.	Israel
Enlight Reim Renewable Energy LP	Israel
Enlight Lavi Management Ltd.	Israel
Enlight Lavi LP	Israel
Nardò Solar Energy S.r.l.	Italy
Genzano Solar Energy S.r.l.	Italy
Gravina 2 San Felice Solar Energy S.r.l.	Italy

Montemilone Solar Energy S.r.l.	Italy
Stel Renewable Energies S.r.l.	Italy
SOWI Kosovo L.L.C.	Kosovo
Balkan Energies Co-Operation U.A.	Netherlands
Balkan Energies Croatia 1 B.V.	Netherlands
Balkan Energies Serbia 1 B.V.	Netherlands
Balkan Energies Serbia 2 B.V.	Netherlands
ENG Wind Corporation Limited	Scotland
EW-K-Wind d.o.o Belgrade	Serbia
Enlightnes PV Operations d.o.o.	Serbia
Enlightnes PV Park d.o.o.	Serbia
Enlight K2-Wind d.o.o.	Serbia
Wind Park Crepaja d.o.o.	Serbia
Generacion Eolica Castilla La Mancha S.L.	Spain
Generacion Eólica Castilla La Mancha – Iberian Energy Spain, S.L.	Spain
HARO SOLAR 1, S.L.	Spain
Enlight Energia Renovable Espana S.L.	Spain
Haro Solar 3, S.L.	Spain
Peral Solar 1, S.L.	Spain
Mw Eolico, S.L.	Spain
Vindpark Malarberget i Norberg AB	Sweden
Prime Green Energy Infrastructure Fund S.A., SICAV-RAIF	Sweden
Björnberget Vindkraft AB	Sweden